EXHIBIT 21


SUBSIDIARIES OF REGISTRANT

         General Electric's principal affiliates as of December 31, 1998, are listed below. All other affiliates, if considered in the aggregate as a single affiliate, would not constitute a significant affiliate.

Affiliates of Registrant included in Registrant's Financial Statements.
-----------------------------------------------------------------------

                                                               Percentage of
                                                             voting securities           State or
                                                          directly or indirectly        country of
                                                                 owned by            incorporation or
                                                              registrant <F1>          organization
                                                              --------------           ------------
Caribe General Electric Products, Inc.                              100                 Delaware
GE Aircraft Engines Maintenance Services, Ltd. Wales                100                 United Kingdom
GE Appliances Parts LLC                                             100                 Delaware
GE Energy Parts, Inc.                                               100                 Delaware
GE Engine Services Distribution, LLC                                100                 Delaware
GE Fanuc Automation North America Inc.                               55                 Delaware
GE Information Services, Inc.                                       100                 Delaware
GE Lighting Tungsram RT                                             100                 Hungary
GE Plastics Pacific Pte. Ltd.                                       100                 Singapore
GE Power Systems Licensing Inc.                                     100                 Delaware
GE Quartz Inc.                                                      100                 Delaware
GE Superabrasives Ireland                                           100                 Bermuda
GE Yokogawa Medical Systems, Ltd.                                    75                 Japan
General Electric Canadian Holdings Limited                          100                 Canada
General Electric Capital Services, Inc.                             100                 Delaware
         General Electric Capital Corporation                       100                 New York
         GE Global Insurance Holding Corporation                    100                 Missouri
General Electric International, Inc.                                100                 Delaware
General Electric Plastics B.V.                                      100                 Netherlands
National Broadcasting Company, Inc.                                 100                 Delaware
Nuovo Pignone SpA                                                    92                 Italy
RCA Thomson Licensing Corporation                                    96                 Delaware

Notes

<F1>   With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in above percentages.
